UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 9, 2006

CURATIVE HEALTH SERVICES, INC.

(Exact name of registrant as specified in its charter)

Minnesota	000-50371	51-0467366
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

61 Spit Brook Road
Nashua, New Hampshire 03060

(Address of principal executive offices) (zip code)

(603) 888-1500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As previously reported in a Form 8-K filed on November 15, 2005, Curative Health Services, Inc. (“Curative”) received a letter on November 10, 2005 from The Nasdaq Stock Market indicating that for the 30 consecutive trading days preceding the date of that letter, Curative's common stock had not maintained the minimum aggregate market value of publicly held shares ("MVPHS") of $15 million required for continued inclusion under Marketplace Rule 4450(b)(3). The letter further notified Curative that, in accordance with Marketplace Rule 4450(e)(1), Curative would be provided 90 calendar days, or until February 8, 2006, to regain compliance with the MVPHS requirement.  The letter further stated that if Curative did not regain compliance with the Marketplace Rules by February 8, 2006, Nasdaq would provide notice that Curative's common stock will be delisted from the Nasdaq National Market.

On February 9, 2006, Curative received a letter from The Nasdaq Stock Market indicating that, due to its continuing failure to satisfy the MVPHS requirement for continued listing, Curative’s common stock will be delisted from the Nasdaq National Market effective as of the opening of business on Tuesday February 21, 2006.  Curative has determined not to appeal this decision because it does not have a reasonable expectation that it would be able to regain compliance with the requirements for listing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 13, 2006

CURATIVE HEALTH SERVICES, INC.

By:	/s/ Thomas Axmacher
Thomas Axmacher
Chief Financial Officer